CBp CARBON GREEN, INC.

(formerly Shopper’s Wallet, Inc.)
2820 W. Charleston, Suite 22
Las Vegas, Nevada, 89102

Symbol: CBPG- OTCBB

News Release

NAME CHANGE AND FORWARD STOCK SPLIT

November 29, 2007

Las Vegas, Nevada - CBp Carbon Green, Inc. (OTCBB: CBPG) (the “Company”) (formerly Shopper’s Wallet, Inc.) is pleased to announce that it has changed its name to CBp Carbon Green, Inc. effective November 29, 2007.

In addition, effective November 29, 2007, the Company has effected a fifteen (15) for one (1) forward stock split of its authorized and issued and outstanding common stock. As a result, the Company’s authorized capital has increased from 150,000,000 shares of common stock with a par value of $0.0001 to 2,250,000,000 shares of common stock with a par value of $0.0001. The Company’s issued and outstanding share capital has increased from 7,333,333 shares of common stock to 109,999,995 shares of common stock.

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on November 29, 2007 under the new stock symbol “CBPG”. The Company’s new CUSIP number is 1248K1 109.

On behalf of the Board of Directors,

CBp Carbon Green, Inc.

Jana Whitlock
President and Director

For more information contact:
Investor Relations at:
investor-relations@cbpcarbon.com